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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 BLACKBAUD, INC.

         The undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby execute this Certificate of Incorporation and does hereby certify as set forth below.

                                   ARTICLE I.

         The name of the corporation is "Blackbaud, Inc." (the "Corporation").

                                   ARTICLE II.

         The address of the Corporation's registered office in the State of Delaware is 15 East North Street, in the City of Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

                                  ARTICLE III.

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV.

         Section 1. Authorized Shares. The Corporation shall have authority to issue Two Hundred Million (200,000,000) shares of capital stock, of which One Hundred Eighty Million (180,000,000) shares shall be designated Common Stock ("Common Stock"), par value $0.001 per share, and of which Twenty Million (20,000,000) shares shall be designated Preferred Stock ("Preferred Stock"), $0.001 par value per share.

         Section 2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences and other designations, powers, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock (but not below the number of shares of any such series then outstanding).

         Section 3. Voting of Shares. Except as otherwise provided by law, or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and


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preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes on which stockholders are entitled to vote. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class. No stockholder shall be entitled to exercise any right of cumulative voting.

                                   ARTICLE V.

         Section 1. Board of Directors. The Board of Directors of the Corporation shall have that number of directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation. The Board of Directors shall be divided into three classes, as nearly equal in number as possible. The initial classification of directors shall be determined in accordance with a resolution or resolutions adopted by the Board of Directors. The term of office of the first class shall expire at the first annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2005, the term of office of the second class shall expire at the second annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2005, and the term of office of the third class shall expire at the third annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2005. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of the stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

         Section 2. Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director's successor shall have been duly elected and qualified; provided, however, that if such vacancy was caused by an action of the stockholders, the vacancy shall be filled only by a majority of the votes entitled to be cast by shares actually present in person or represented by proxy at the meeting and entitled to vote on the matter. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation and
(b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors as evenly as is practicable among the three classes of directors. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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         Section 3. Removal. Any director or the entire Board of Directors may be removed from office at any time with or without cause, but only by the affirmative vote of holders of at least a majority of the total voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock").

         Section 4. Procedures for Elections of Directors. Unless and except that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VI.

         Any action required or permitted to be taken by stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of Voting Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Voting Stock were present and voted.

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Board of Directors, or as otherwise set forth in the Bylaws of the Corporation.

                                  ARTICLE VII.

         The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

                                  ARTICLE VIII.

         Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

         Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

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         Section 2. Indemnification and Insurance.

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification.

                  (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including reasonable attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the

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Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 3. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                   ARTICLE IX.

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, other than Sections 3.4 and 3.12, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw whether adopted by them or otherwise.

                                   ARTICLE X.

         The Corporation shall be governed in all manner and respects by the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"); provided, however, that in no case shall Hellman & Friedman Capital Partners III, L.P., a California limited partnership, H&F Orchard Partners III, L.P., a California limited partnership, H&F International Partners III, L.P., a California limited partnership, or any successor to all or substantially all of their assets, or any affiliate thereof (collectively, the "H&F Investors"), or any person or entity to which any H&F Investor sells, distributes or otherwise transfers Common Stock or other Voting Stock, regardless of the total percentage of Common Stock or other Voting Stock owned by the H&F Investors or such person or entity, be deemed an "interested stockholder" for any purpose whatsoever under Section 203, provided that the foregoing provision shall not apply with respect to any transferee who purchases shares of Common Stock or other Voting Stock (i) pursuant to

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an underwritten, broadly distributed public offering, or (ii) in a transaction effected through a broker pursuant to Rule 144 promulgated under Section 4(1) of the Securities Act of 1933, as amended.

                                   ARTICLE XI.

         The name and mailing address of the incorporator are as follows:

                  Anthony L. Williams
                  Wyrick Robbins Yates & Ponton LLP
                  4101 Lake Boone Trail, Suite 300
                  Raleigh, North Carolina 27607

         The powers of the incorporator are to terminate upon filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware.

         The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated herein are true.


Dated:  March 22, 2004


                                                         /s/ Anthony L. Williams
                                                         -----------------------
                                                         Anthony L. Williams
                                                         Incorporator









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